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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Noble International, Ltd. on Form S-2 of our report dated March 11, 2002 (except for the last paragraph under the title, "New Accounting Pronouncements" contained in Note A, as to which the date is June 14, 2002) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Detroit, Michigan
June 19, 2002